UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2026

STRAN & COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41038	04-3297200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Victory Road, Suite 301, Quincy, MA	02171
(Address of principal executive offices)	(Zip Code)

800-833-3309
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SWAG	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $4.81375	SWAGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2026, the Compensation Committee (the “Compensation Committee”) of the board of directors of Stran & Company, Inc. (the “Company”) approved cash bonuses of $2,500 to David Browner, Chief Financial Officer of the Company (“Browner”); $7,950 to Ian Wall, Chief Information Officer of the Company (“Wall”); and $45,000 to Andrew Shape, President and Chief Executive Officer of the Company.

On the same date, the Compensation Committee approved grants of shares of restricted stock in the amount of 25,000 to Browner and 12,000 to Wall, respectively, pursuant to the Stran & Company, Inc. Amended and Restated 2021 Equity Incentive Plan (the “Plan”), subject to the execution of restricted stock award agreements in the standard form with respect to the Plan (the “Restricted Shares”). The Restricted Shares will vest as to one-third on each of the first, second, and third anniversaries of the date of grant. Each of Browner and Wall executed a restricted stock award agreement with respect to the Restricted Shares as of February 19, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2026	STRAN & COMPANY, INC.

/s/ Andrew Shape
	Name:	Andrew Shape
	Title:	President and Chief Executive Officer

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